Exhibit 10.1

Execution Version

THIRD AMENDMENT to Senior SECURED Revolving Credit Agreement & LIMITED waiver

This THIRD AMENDMENT to Senior SECURED Revolving Credit Agreement & LIMITED waiver, dated as of October 29, 2020 (this “Agreement”), is made by and among BATTALION OIL CORPORATION, a corporation duly formed and existing under the laws of the State of Delaware (the “Borrower”), each of the undersigned guarantors (the “Guarantors”, and together with the Borrower, the “Loan Parties”), each of the undersigned Lenders and Issuing Banks party to the Credit Agreement referenced below, and BANK OF MONTREAL, as administrative agent for the Lenders (in such capacity, together with its successors in such capacity, the “Administrative Agent”). Capitalized terms used herein but not defined herein shall have the meanings ascribed to them in the Credit Agreement. Unless otherwise indicated, all section references in this Agreement refer to the applicable section of the Credit Agreement.

PRELIMINARY STATEMENTS

A.            Reference is made to that certain Senior Secured Revolving Credit Agreement dated as of October 8, 2019 (as amended, restated, amended and restated, supplemented or otherwise modified prior to the date hereof, the “Credit Agreement”) by and among the Borrower, each of the Lenders party thereto and the Administrative Agent.

B.            The Borrower, the Administrative Agent and the Lenders party hereto have agreed to modify certain provisions of the Credit Agreement, including to redetermine the Borrowing Base, as set forth herein.

C.            The Borrower has informed the Administrative Agent that the Borrower was unable to satisfy the Current Ratio covenant in Section 9.01(b) as of the fiscal quarter ended September 30, 2020 (the “September 30, 2020 Current Ratio”) and the Borrower has requested that the Lenders consent to a waiver of the requirement to comply with the September 30, 2020 Current Ratio (the “Waiver Request”).

D.            In consideration of the premises and agreements, provisions and covenants herein contained, the parties hereto hereby agree as follows:

Section 1.            Amendments to the Credit Agreement.

(a)          Amendments to Section 1.02. Section 1.02 is hereby amended by:

(i)            Amending and restating the following defined terms to read in their entirety as follows:

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Borrowing Base Adjustment Provisions” means Section 2.08(a), Section 2.08(b), Section 2.08(c) and any other provision hereunder which adjusts (as opposed to redetermines) the amount of the Borrowing Base.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“LC Commitment” means, at any time, an amount equal to $25,000,000. For the avoidance of doubt, the LC Commitment is part of, and not in addition to, the aggregate Commitments.

“Required Swap Agreements” means Swap Agreements entered into by the Borrower at prices reasonably acceptable to the Administrative Agent in respect of crude oil and natural gas, calculated separately (on a barrel of oil equivalent basis for natural gas), on not less than 65% of the reasonably anticipated projected production from the Proved Reserves classified as “Developed Producing Reserves” of the Loan Parties (as forecast based upon the most recently delivered Reserve Report) for a period from the Third Amendment Effective Date through at least December 31, 2022.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

(ii)           Adding the following defined terms in appropriate alphabetical order to read in their entirety as follows:

“Accounts Payable Aging Delivery Date” has the meaning assigned to such term in Section 8.01(r).

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Third Amendment Effective Date” means October 29, 2020.

“UK Financial Institutions” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

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“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

(iii)          Deleting the defined terms “Post-Closing Required Swap Agreements Covenant” and “Required Swap Date”.

(b)          Deletion of Section 2.08(d). Section 2.08(d) is hereby deleted.

(c)          Amendments to Section 8.01. Section 8.01 is hereby amended as follows:

(i)            Section 8.01(r) is relettered to Section 8.01(s).

(ii)           A new Section 8.01(r) is added to read in its entirety as follows:

(r)          Accounts Payable Aging Schedule. On the Third Amendment Effective Date, and thereafter for each calendar month ending on or prior to December 31, 2021, no later than the second Wednesday of each such calendar month (each such date, an “Accounts Payable Aging Delivery Date”), an accounts payable aging schedule of the Borrower and its Subsidiaries in reasonable detail, including with respect to due dates and days past due (if any), and in form and substance satisfactory to the Administrative Agent.

(d)          Amendments to Section 8.13. Section 8.13 is hereby amended by replacing the phrase “eighty-five percent (85%)” with the phrase “ninety percent (90%)” in each instance it appears.

(e)          Amendments to Section 8.14(a). Section 8.14(a) is hereby amended by replacing the phrase “eighty-five percent (85%)” with the phrase “ninety percent (90%)” in each instance it appears.

(f)          Amendment to Section 8.20. Section 8.20 is hereby amended and restated to read in its entirety as follows:

Section 8.20            Post-Third Amendment Effective Date Swap Agreements Covenant. The Borrower will, within fifteen (15) Business Days of the Third Amendment Effective Date (or such later date as the Administrative Agent may agree in its sole discretion), enter into the Required Swap Agreements. The Borrower will, after the Third Amendment Effective Date, have and maintain the Required Swap Agreements.

(g)          Amendment to Section 9.01(b). Section 9.01(b) is hereby amended and restated to read in its entirety as follows:

(b)          Current Ratio. The Borrower will not permit as of the last day of any fiscal quarter, commencing with the fiscal quarter ending December 31, 2021, its Current Ratio as of such last day to be less than 1.00 to 1.00.

(h)          Amendment to Section 9.02(c). Section 9.02(c) is hereby amended and restated to read in its entirety as follows:

(c)          accounts payable and accrued expenses, liabilities or other obligations to pay the deferred purchase price of Property or services, from time to time incurred in the ordinary course of business which are not greater than (i) for any calendar month ending on or prior to December 31, 2021, ninety (90) days and (ii) for any calendar month ending thereafter, sixty (60) days, in either case past the date of invoice or past the date of delinquency or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP;

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(i)           Amendment to Section 9.03(e). Section 9.03(e) is hereby amended and restated to read in its entirety as follows:

(e)          Liens on (i) cash and securities and (ii) other Property not constituting Collateral for the Secured Obligations or Properties used in determining the Borrowing Base and not otherwise permitted by the foregoing clauses of this Section 9.03; provided that (A) the aggregate principal or face amount of all Indebtedness or other obligations secured under this Section 9.03(e) shall not exceed the greater of $10,000,000 or 5% of the then effective Borrowing Base at any time and (B) Liens permitted under this Section 9.03(e) shall not secure obligations of the Borrower or any Restricted Subsidiary for accounts payable or accrued expenses, liabilities or other obligations to pay the deferred purchase price of Property or services.

(j)           Addition of Section 9.20. A new Section 9.20 is hereby added to read in its entirety as follows:

Section 9.20            Accounts Payable. The Borrower will not, and will not permit any Restricted Subsidiary to, allow as of any Accounts Payable Aging Delivery Date more than $3,000,000 of accounts payable or accrued expenses, liabilities or other obligations to pay the deferred purchase price of Property or services to have remained outstanding beyond ninety (90) days past the date of invoice (unless such accounts payable or accrued expenses, liabilities or other obligations to pay the deferred purchase price of Property or services are being contested in good faith by appropriate action and adequate reserves for the same have been maintained in accordance with GAAP).

(k)          Amendment to Section 10.01(d). Section 10.01(d) is hereby amended and restated to read in its entirety as follows:

(d)          The Borrower or any Restricted Subsidiary shall fail to observe or perform any covenant, condition or agreement contained in Section 8.02(a), Section 8.03 (with respect to Borrower’s or any Restricted Subsidiary’s existence only), Section 8.16, Section 8.20, Section 8.21 or in Article IX.

(l)           Amendment to Section 12.21. Section 12.21 is hereby amended and restated to read in its entirety as follows:

Section 12.21            Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)          the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b)          the effects of any Bail-In Action on any such liability, including, if applicable:

(i)            a reduction in full or in part or cancellation of any such liability;

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(ii)           a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)          the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

Section 2.            Borrowing Base Redetermination. The Borrower and the Required Lenders agree that, as of November 1, 2020, the amount of the Borrowing Base shall be $190,000,000. Notwithstanding the foregoing, the Borrowing Base may be subject to adjustments pursuant to the Credit Agreement from time to time, including pursuant to the Borrowing Base Adjustment Provisions. The redetermination of the Borrowing Base set forth in this Section 2 is the November 1, 2020 Scheduled Redetermination. For the avoidance of doubt, the next scheduled reduction of the Borrowing Base set to occur on November 1, 2020 pursuant to Section 2 of that certain Second Amendment to Senior Secured Revolving Credit Agreement & Limited Consent, dated as of April 30, 2020, by and among the Borrower, the Administrative Agent and the Lenders party thereto, shall not occur and shall be superseded in all respects by the Borrowing Base redetermination set forth in this Section 2. This Agreement constitutes the New Borrowing Base Notice.

Section 3.            Limited Waiver.

(a)          Subject to the occurrence of the Effective Date, the Borrower hereby requests, and the Administrative Agent and the Majority Lenders hereby agree to, the Waiver Request.

(b)          The consent, waiver and agreements contained herein, shall not be a consent, waiver or agreement by the Administrative Agent or the Lenders of any Defaults or Events of Default, as applicable, which may exist (other than, for the avoidance of doubt, with respect to the September 30, 2020 Current Ratio) or which may occur in the future under the Credit Agreement or any other Loan Document, or any future defaults of the same provision waived hereunder (collectively, “Violations”). Similarly, nothing contained in this Agreement shall directly or indirectly in any way whatsoever: (i) impair, prejudice or otherwise adversely affect the Administrative Agent’s or the Lenders’ right at any time to exercise any right, privilege or remedy in connection with the Credit Agreement or any other Loan Document, as the case may be, with respect to any Violations, (ii) except as expressly set forth herein, amend or alter any provision of the Credit Agreement, the other Loan Documents, or any other contract or instrument, or (iii) constitute any course of dealing or other basis for altering any obligation of the Borrower or any right, privilege or remedy of the Administrative Agent or the Lenders under the Credit Agreement, the other Loan Documents, or any other contract or instrument, as applicable. Nothing in this Agreement shall be construed to be a consent by the Administrative Agent or the Lenders to any Violations.

Section 4.            Conditions to Effective Date. This Agreement shall not become effective until the date of satisfaction or waiver of the following conditions (the “Effective Date”):

(a)          The Administrative Agent shall have received from the Loan Parties, the Administrative Agent, the Issuing Bank and Lenders constituting the Required Lenders duly executed counterparts (in such number as may be reasonably requested by the Administrative Agent) of this Agreement.

(b)          All reasonable out-of-pocket costs and expenses (including but not limited to the reasonable fees and disbursements incurred by counsel to the Administrative Agent ) required to be paid to the Administrative Agent and the Lenders on or before the Effective Date shall have been paid.

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(c)          On and as of the Effective Date, after giving effect to this Agreement, (i) no Borrowing Base Deficiency, Default or Event of Default shall have occurred and be continuing and (ii) the representations and warranties contained in Section 7 of this Agreement shall be true and correct.

(d)          The Administrative Agent shall have received an accounts payable aging schedule of the Borrower and its Subsidiaries in form and substance satisfactory to the Administrative Agent.

(e)          The Administrative Agent shall have received from the Loan Parties Mortgages such that, upon recording such Mortgages in the appropriate filing offices, the Administrative Agent shall be reasonably satisfied that it shall have a first priority Lien on at least ninety percent (90%) of the PV-9 of the Borrowing Base Properties.

(f)          The Administrative Agent shall have received title information as the Administrative Agent may reasonably require, reasonably satisfactory to the Administrative Agent, setting forth the status of title to at least ninety percent (90%) of the PV-9 of the Borrowing Base Properties.

The Administrative Agent shall notify the Borrower and the Lenders of the Effective Date, and such notice shall be conclusive and binding.

Section 5.            Fees and Expenses; Monthly Lien Searches.

(a)          The Borrower agrees to pay all reasonable out-of-pocket costs and expenses incurred by the Administrative Agent and the Lenders (including but not limited to the reasonable fees and disbursements incurred by counsel to the Administrative Agent) in connection with this Agreement and any other documents prepared in connection herewith as set forth in Section 12.03.

(b)          The Borrower acknowledges and agrees (i) that the Administrative Agent or its counsel will run lien searches in jurisdictions as the Administrative Agent deems appropriate on a monthly basis while the Borrower is required to deliver a monthly accounts payable aging schedule pursuant to the covenant set forth in Section 8.01(r) of the Credit Agreement (after giving effect to the Effective Date) and (ii) that the costs and expenses incurred by the Administrative Agent or its counsel in connection with such lien searches are reimbursable by the Borrower pursuant to the terms of Section 12.03. The Administrative Agent or its counsel will deliver the results of any such performed lien searches to the Borrower reasonably promptly after receipt thereof.

Section 6.            Loan Document. This Agreement is a Loan Document.

Section 7.            Representations and Warranties; No Borrowing Base Deficiency, Default or Event of Default. Each Loan Party represents and warrants to the Lenders that on and as of the Effective Date, after giving effect to this Agreement, (a) all representations and warranties of the Loan Parties contained herein and in the other Loan Documents shall be true and correct in all material respects on and as of the Effective Date with the same effect as though made on and as of such date, except in the case of any representation and warranty which (i) expressly relates to a given date, such representation and warranty shall be true and correct in all material respects as of the respective date and (ii) is qualified by a materiality or Material Adverse Effect standard in which case such representation and warranty shall be true and correct in all respects and (b) no Borrowing Base Deficiency, Default or Event of Default has occurred and is continuing.

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Section 8.            Reaffirmation. Each Loan Party confirms and agrees that each Loan Document to which such Loan Party is a party is, and the obligations of such Loan Party contained in the Credit Agreement, this Agreement or in any other Loan Document to which it is a party are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects, in each case as modified by this Agreement. For greater certainty and without limiting the foregoing, each Loan Party hereby confirms that the existing security interests granted by it in favor of the Administrative Agent for the benefit of the Lenders, the Issuing Bank and the other secured parties pursuant to the Loan Documents in the collateral described therein shall continue to secure the Secured Obligations as and to the extent provided in the Loan Documents.

Section 9.            Entire Agreement. This Agreement, the Credit Agreement, and the other Loan Documents represent the final agreement among the parties hereto and thereto and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties. This Agreement shall not by implication or otherwise limit, impair, constitute a consent or waiver of, or otherwise affect the rights and remedies of any party under, the Credit Agreement or the other Loan Documents nor alter, modify, amend, or, except as expressly set forth herein, in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or the other Loan Documents all of which are ratified and affirmed in all respects and shall continue in full force and effect.

Section 10.            GOVERNING LAW; JURISDICTION; CONSENT TO SERVICE OF PROCESS; WAIVER OF JURY TRIAL. SECTION 12.09 IS HEREBY INCORPORATED BY REFERENCE INTO THIS AGREEMENT MUTATIS MUTANDIS AND SHALL APPLY HERETO.

Section 11.           Severability. Any provision of this Agreement, the Credit Agreement or any other Loan Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof or thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Section 12.           Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by telecopy, emailed pdf. or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that nothing herein shall require the Administrative Agent to accept electronic signatures in any form or format without its prior written consent.

[SIGNATURES BEGIN NEXT PAGE]

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IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Agreement as of the date first written above.

BORROWER:	BATTALION OIL CORPORATION
(f/k/a HALCÓN RESOURCES CORPORATION)

	By:	/s/ Kevin Andrews
		Name:	Kevin Andrews
		Title:	Executive Vice President, Chief Financial Officer and Treasurer

GUARANTORS:	HALCÓN HOLdings, LLC
Battalion Oil Management, Inc.
(f/k/a HALCÓN RESOURCES OPERATING, INC.)
HALCÓN Energy PROPERTIES, Inc.
HALCÓN Permian, LLC
HALCÓN Operating CO., Inc.
HALCÓN field services, llc

	By:	/s/ Kevin Andrews
		Name:	Kevin Andrews
		Title:	Executive Vice President, Chief Financial Officer and Treasurer

ADMINISTRATIVE AGENT,	BANK OF MONTREAL
LENDER and issuing Bank:
	By:	/s/ Matthew L. Davis
		Name:	Matthew L. Davis
		Title:	Director

LENDER:	BMO HARRIS FINANCING, INC.

	By:	/s/ Matthew L. Davis
		Name:	Matthew L. Davis
		Title:	Director

LENDER:	GOLDMAN SACHS LENDING PARTNERS LLC

	By:	/s/ Mahesh Mohan
		Name:	Mahesh Mohan
		Title:	Authorized Signatory

[Signature Page to Third Amendment to Senior Secured Revolving Credit Agreement & Limited Waiver]